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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Investor Relations Contact:                      Company Contact:
John G. Nesbett/Vince Daniels                    James P. Ashman
Lippert/Heilshorn & Associates                   CFO, CAI Wireless Systems, Inc.
212-838-3777                                     518-462-2632

      CAI WIRELESS SETS SPECIAL MEETING DATE TO APPROVE MCI WORLDCOM MERGER
       AND SETS SECOND SPECIAL MEETING TO REPLACE BOARD WITH MCI WORLDCOM
                              DESIGNATED DIRECTORS

         Albany, NY. August 2, 1999. CAI Wireless Systems, Inc. (OTC BB: CWSS) ("CAI") today announced that it will hold a special meeting of shareholders on August 31, 1999 at 10:00 a.m., EDT, in Hartford, Connecticut, for the purpose of considering the proposed merger of a wholly-owned subsidiary of MCI WORLDCOM, Inc. with CAI. The proposed merger requires the affirmative vote of 66-2/3% of CAI's common stock. CAI has prepared a proxy statement relating to the special meeting, which is being mailed to CAI shareholders of record on July 28, 1999, the record date fixed by the CAI board of directors for the special meeting. The CAI board has previously approved the proposed merger and recommends that shareholders vote their shares in favor of the merger. MCI WorldCom holds approximately 62% of CAI's issued and outstanding common shares and has indicated that it will vote its CAI common shares in favor of the merger. CAI has engaged The Altman Group to act as its proxy solicitation agent for the shareholder vote on the merger.

         CAI also announced that it will hold a second special meeting of its shareholders, also on August 31, 1999 at 11:00 a.m., EDT, in Hartford, Connecticut. The second special meeting is being held pursuant to the demand of MCI WorldCom in accordance with Connecticut law and CAI's bylaws. The purposes of the second meeting include proposals to remove CAI's existing board, to amend CAI's bylaws to, among other things, provide for a two-member board, and to elect a new CAI board consisting of Charles T. Cannada, Senior Vice President-Corporate Development of MCI WorldCom, and Bernard J. Ebbers, President and Chief Executive Officer of MCI WorldCom. The second meeting will take place without regard to the first special meeting.

         The CAI board is not making any recommendations with respect to the actions proposed for the second special meeting and CAI is not soliciting proxies in respect of these proposals. Removing the existing CAI board and amending the CAI bylaws requires the affirmative vote of more than 50% of the CAI common shares cast at a shareholders meeting at which a quorum is present. CAI directors are elected by a plurality of votes cast by the CAI common shares entitled to vote at a CAI shareholders meeting at which is quorum is present. MCI WorldCom has indicated that it intends to vote its CAI common shares in favor of each of the proposals. Neither CAI, MCI


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WorldCom nor any other party is soliciting proxies in respect of such proposals.
A notice of the second special meeting is being mailed to CAI shareholders of record on July 28, 1999, the record date fixed by the CAI board of directors for the second special meeting. CAI is filing a Current Report on Form 8-K with the SEC, which report will contain, as exhibits, the materials relating to each of the special meetings to be held by CAI on August 31, 1999.

         On April 29, 1999, CAI filed a Form 15 with the Securities and Exchange Commission to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. Such deregistration became effective on July 29, 1999. As a result, among other things, CAI is no longer subject to the rules or regulations under Section 14 of the Exchange Act governing proxies and information statements. Moreover, persons subject to the reporting, short-swing profit and other rules of Section 16 of the Exchange Act or the filing requirements of Section 13(d) of the Exchange Act are no longer subject to such rules and regulations. After completion of the merger, CAI intends to file a Form 15 with regard to its reporting obligations under Section 15(d) of the Exchange Act. Once that Form 15 is effective, CAI will no longer be required to file periodic and other reports required under the Exchange Act and the rules thereunder.

Statements contained in this press release relating to CAI's future operations may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results of CAI may differ materially from those in the forward-looking statements and may be affected by a number of factors including CAI's ability to satisfy the various conditions contained in the agreement and plan of merger among CAI, MCI WorldCom and Cardinal Acquisition Subsidiary Inc., a wholly owned subsidiary of MCI WorldCom, and other factors contained herein and in CAI's securities filings. There can be no assurance that the transactions contemplated by the agreement and plan of merger will be consummated on a timely basis, if at all.

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